Exhibit 99.2
BXP ANNOUNCES 3RD QUARTER 2022 RESULTS; REPORTS Q3 EPS OF $2.29 AND FFO PER SHARE OF $1.91

Exceeds Guidance for EPS and FFO for Q3; Executes 1.4 Million SF of Leases in Q3; and Expands Life Sciences Portfolio in Cambridge, MA

BOSTON, MA, October 25, 2022 - BXP (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the third quarter ended September 30, 2022.
Financial highlights for the third quarter include:
•Revenue increased 8.3% to $790.5 million for the quarter ended September 30, 2022, as compared to $730.1 million for the quarter ended September 30, 2021.
•Net income attributable to common shareholders of $361.0 million, or $2.29 per diluted share (EPS) for the quarter ended September 30, 2022, compared to $108.3 million, or $0.69 per diluted share, for the quarter ended September 30, 2021.
•Funds from Operations (FFO) of $299.8 million, or $1.91 per diluted share for the quarter ended September 30, 2022, compared to FFO of $270.5 million, or $1.73 per diluted share, for the quarter ended September 30, 2021.
•EPS and FFO per share exceeded the mid-points of BXP’s guidance by $1.54 and $0.04 per share, respectively. EPS included a gain on sale of real estate of $1.50 per share, and each of EPS and FFO included $0.04 per share of better-than-projected portfolio performance.
BXP provided guidance for (1) full year 2022 EPS of $5.55 - $5.57 and FFO of $7.51 - $7.53 per diluted share, and (2) full year 2023 EPS of $2.27 - $2.42 and FFO of $7.15 - $7.30 per diluted share. The midpoint of guidance for each of 2023 EPS and FFO per diluted share is projected to be lower than projected full year 2022 EPS and FFO per diluted share, respectively, primarily due to:
•for 2023 EPS, lower anticipated gains on sale of $2.43 per diluted share; and
•for each of 2023 EPS and FFO per diluted share, a decline of $0.30 per diluted share (at the midpoint of our 2023 guidance range) from:
◦$0.69 per diluted share of higher projected interest expense, including $0.30 per diluted share of interest expense related to our new investment activity outlined in this release,
◦$0.16 per diluted share of dilution resulting from our 2022 disposition activity, and
◦$0.07 per diluted share of reduced fee income and increased G&A expense.
The foregoing are offset by $0.62 per diluted share of projected contributions from our acquisitions in 2022 and from our 2022 and 2023 development deliveries.

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See “EPS and FFO per Share Guidance” below.
Third quarter and recent business highlights include:
•Executed approximately 1.4 million square feet of leases, which was the strongest third quarter leasing volume since 2019. Notable leases include:
◦A 15-year lease for approximately 225,000 square feet with a prominent life sciences organization for the planned office-to-lab conversion at 300 Binney Street located in Cambridge, Massachusetts.
◦An 11-year lease for approximately 118,000 square feet with a retail client at the Prudential Center in Boston, Massachusetts.
•Further expanded BXP’s life sciences portfolio in Kendall Square in Cambridge, Massachusetts by completing the acquisition of 125 Broadway for a purchase price, including transaction costs, of approximately $592.4 million. 125 Broadway is a six-story, 271,000 square foot laboratory/life sciences property adjacent to BXP’s existing 2.2 million square foot portfolio in the heart of Kendall Square. Kendall Square is considered to be the largest and most important cluster of life sciences companies and research space in the United States. This property is 100% leased.
•BXP and Biogen Inc. terminated Biogen’s lease at 300 Binney Street in Kendall Square to facilitate the conversion and expansion of the property. 300 Binney Street is currently a 195,000 square foot property that will be redeveloped into an approximately 240,000 square foot laboratory/life sciences space for the new client that has signed a lease for 100% of the laboratory/life sciences space.
•Partially placed in-service 880 Winter Street, an approximately 244,000 square foot laboratory/life sciences project located in Waltham, Massachusetts. The project is currently 97% leased.
•Commenced the redevelopment of:
◦A property located at 140 Kendrick Street in Needham, Massachusetts. When completed, the property will consist of approximately 104,000 square feet and will be the first Net Zero, Carbon Neutral office repositioning of this scale in Massachusetts. The repositioning will include a deep energy retrofit, full electrification of gas-fired systems, HVAC modernization, including advanced heat recovery, and onsite renewable energy generation from a solar photovoltaic system that is designed to exceed annual consumption. This property is 100% leased.
◦760 Boylston Street at the Prudential Center located in Boston, Massachusetts. The redevelopment is a modernization of the space consisting of approximately 118,000 rentable square feet. This property is 100% leased to a single client.
•Completed the disposition of:
◦601 Massachusetts Avenue located in Washington, DC for a gross sale price of $531.0 million. Net cash proceeds totaled approximately $514.5 million resulting in

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a gain on sale of real estate totaling approximately $237.4 million. 601 Massachusetts Avenue is an 11-story, approximately 479,000 square foot premier workplace originally developed by BXP in 2013 and currently 98% leased. BXP will continue to provide property management services to the new owner.
◦Land parcels located in Loudoun County, Virginia for a gross sale price of $27.0 million. Net cash proceeds totaled approximately $26.9 million resulting in a gain on sale of real estate totaling approximately $24.4 million.
•In October 2022, entered into an agreement to acquire an approximate 27% interest in the joint venture that owns 200 Fifth Avenue, a 14-story, approximately 870,000 square-foot, LEED Gold certified, premier workplace located in Manhattan, New York that is approximately 93% leased. The acquisition of the joint venture interest will be BXP’s second investment in the vibrant Midtown South neighborhood in the past twelve months. BXP will serve as the managing member and provide customary leasing and property management services for the joint venture. BXP expects to close the acquisition in the fourth quarter of 2022 for a gross purchase price of approximately $280.2 million, which includes $120.1 million of cash and BXP’s pro rata share of the outstanding loan secured by the property of $160.1 million. The mortgage loan bears interest at 4.34% per annum and matures in November 2028. There can be no assurance that BXP will complete the acquisition on the terms currently contemplated or at all.
•In October 2022, entered into an agreement to sell the residential component of The Avant located in Reston, Virginia. The Avant is a 15-story, approximately 329,000 square foot, 359-unit, luxury multifamily building that is currently 96% occupied. BXP will retain ownership of the 26,000 square foot ground-level retail space. BXP expects to close the transaction in the fourth quarter of 2022 for a gross sale price of approximately $141 million. There can be no assurance that BXP will complete the sale on the terms currently contemplated or at all.
•BXP maintained its leadership and ongoing commitment to ESG and sustainability performance and earned a top ESG rating in the 2022 GRESB® assessment. BXP earned its 11th consecutive “Green Star” recognition and the highest GRESB 5-star rating, as well as an “A” disclosure score. BXP also achieved the highest scores in several categories, including Data Monitoring & Review, Targets, Policies, Reporting, and Leadership.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2022. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the full year 2022 and full year 2023 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results

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from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Full Year 2022		Full Year 2023
	Low	High	Low	High
Projected EPS (diluted)	$5.55	$5.57	$2.27	$2.42
Add:
Projected Company share of real estate depreciation and amortization	4.39	4.39	4.88	4.88
Projected Company share of (gains)/losses on sales of real estate	(2.43)	(2.43)	—	—
Projected FFO per share (diluted)	$7.51	$7.53	$7.15	$7.30

BXP will host a conference call on Wednesday, October 26, 2022 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2022 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BIb368dd8ce4f440c5b320e7828f6f17f6 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s third quarter 2022 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT), with more than 50 years of experience developing, owning, managing, and acquiring exceptional properties in dynamic gateway markets. Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.5 million square feet and 193 properties, including 14 properties under construction/redevelopment. For more information about BXP, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

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This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of the COVID-19 global pandemic, including the emergence of additional variants, the effectiveness, availability and distribution of vaccines, including their efficacy against new variant strains and the willingness of individuals to be vaccinated, the impact of geopolitical conflicts, including the ongoing war in Ukraine, and the severity and duration of the indirect economic impacts of the foregoing, such as recession, supply-chain disruptions, labor market disruptions, rising inflation, dislocation and volatility in capital markets, job losses, potential longer-term changes in consumer and client behavior, as well as possible future governmental responses, risks related to volatile or adverse global economic and geopolitical conditions, health crises and dislocations in the credit markets, risks associated with downturns in the national and local economies, increasing interest rates, and volatility in the securities markets, BXP’s ability to enter into new leases or renew leases on favorable terms, dependence on clients’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2022	December 31, 2021
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$23,920,533	$22,298,103
Construction in progress	670,167	894,172
Land held for future development	601,676	560,355
Right of use assets - finance leases	237,505	237,507
Right of use assets - operating leases	167,935	169,778
Less: accumulated depreciation	(6,170,472)	(5,883,961)
Total real estate	19,427,344	18,275,954
Cash and cash equivalents	375,774	452,692
Cash held in escrows	73,112	48,466
Investments in securities	30,040	43,632
Tenant and other receivables, net	69,633	70,186
Related party note receivable, net	78,592	78,336
Note receivables, net	—	9,641
Accrued rental income, net	1,250,176	1,226,745
Deferred charges, net	720,648	618,798
Prepaid expenses and other assets	107,538	57,811
Investments in unconsolidated joint ventures	1,593,834	1,482,997
Total assets	$23,726,691	$22,365,258
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,271,157	$3,267,914
Unsecured senior notes, net	9,491,714	9,483,695
Unsecured line of credit	340,000	145,000
Unsecured term loan, net	730,000	—
Lease liabilities - finance leases	248,092	244,421
Lease liabilities - operating leases	205,008	204,561
Accounts payable and accrued expenses	360,572	320,775
Dividends and distributions payable	170,952	169,859
Accrued interest payable	91,885	94,796
Other liabilities	417,255	391,441
Total liabilities	15,326,635	14,322,462

Commitments and contingencies	—	—
Redeemable deferred stock units	6,985	9,568
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,833,612 and 156,623,749 issued and 156,754,712 and 156,544,849 outstanding at September 30, 2022 and December 31, 2021, respectively	1,568	1,565
Additional paid-in capital	6,532,299	6,497,730
Dividends in excess of earnings	(359,536)	(625,891)
Treasury common stock at cost, 78,900 shares at September 30, 2022 and December 31, 2021	(2,722)	(2,722)
Accumulated other comprehensive loss	(15,991)	(36,662)
Total stockholders’ equity attributable to Boston Properties, Inc.	6,155,618	5,834,020
Noncontrolling interests:
Common units of the Operating Partnership	685,952	642,655
Property partnerships	1,551,501	1,556,553
Total equity	8,393,071	8,033,228
Total liabilities and equity	$23,726,691	$22,365,258

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in thousands, except for per share amounts)
Revenue
Lease	$739,255	$692,260	$2,179,274	$2,062,102
Parking and other	28,154	23,507	80,234	58,727
Hotel revenue	11,749	5,189	28,395	7,382
Development and management services	7,465	6,094	19,650	20,181
Direct reimbursements of payroll and related costs from management services contracts	3,900	3,006	11,204	9,166
Total revenue	790,523	730,056	2,318,757	2,157,558
Expenses
Operating
Rental	281,702	258,281	825,805	764,373
Hotel	8,548	3,946	19,832	7,993
General and administrative	32,519	34,560	110,378	117,924
Payroll and related costs from management services contracts	3,900	3,006	11,204	9,166
Transaction costs	1,650	1,888	2,146	2,970
Depreciation and amortization	190,675	179,412	551,445	539,815
Total expenses	518,994	481,093	1,520,810	1,442,241
Other income (expense)
Loss from unconsolidated joint ventures	(3,524)	(5,597)	(1,389)	(1,745)
Gains on sales of real estate	262,345	348	381,293	8,104
Interest and other income (loss)	3,728	1,520	6,151	4,140
Other income - assignment fee	—	—	6,624	—
Gains (losses) from investments in securities	(1,571)	(190)	(8,549)	3,744
Losses from early extinguishment of debt	—	—	—	(898)
Interest expense	(111,846)	(105,794)	(317,216)	(320,015)
Net income	420,661	139,250	864,861	408,647
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,801)	(18,971)	(54,896)	(52,602)
Noncontrolling interest—common units of the Operating Partnership	(40,883)	(11,982)	(82,821)	(35,393)
Net income attributable to Boston Properties, Inc.	360,977	108,297	727,144	320,652
Preferred dividends	—	—	—	(2,560)
Preferred stock redemption charge	—	—	—	(6,412)
Net income attributable to Boston Properties, Inc. common shareholders	$360,977	$108,297	$727,144	$311,680
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$2.30	$0.69	$4.63	$2.00
Weighted average number of common shares outstanding	156,754	156,183	156,708	156,062
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$2.29	$0.69	$4.62	$1.99
Weighted average number of common and common equivalent shares outstanding	157,133	156,598	157,144	156,394

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$360,977	$108,297	$727,144	$311,680
Add:
Preferred stock redemption charge	—	—	—	6,412
Preferred dividends	—	—	—	2,560
Noncontrolling interest - common units of the Operating Partnership	40,883	11,982	82,821	35,393
Noncontrolling interests in property partnerships	18,801	18,971	54,896	52,602
Net income	420,661	139,250	864,861	408,647
Add:
Depreciation and amortization expense	190,675	179,412	551,445	539,815
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,706)	(16,773)	(52,773)	(50,343)
Company’s share of depreciation and amortization from unconsolidated joint ventures	21,485	17,803	64,649	51,565
Corporate-related depreciation and amortization	(431)	(443)	(1,248)	(1,327)
Less:
Gains on sale of investment included within loss from unconsolidated joint ventures	—	—	—	10,257
Gains on sales of real estate	262,345	348	381,293	8,104
Noncontrolling interests in property partnerships	18,801	18,971	54,896	52,602
Preferred dividends	—	—	—	2,560
Preferred stock redemption charge	—	—	—	6,412
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	333,538	299,930	990,745	868,422
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	33,787	29,453	100,164	85,366
Funds from operations attributable to Boston Properties, Inc. common shareholders	$299,751	$270,477	$890,581	$783,056
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.87%	90.18%	89.89%	90.17%
Weighted average shares outstanding - basic	156,754	156,183	156,708	156,062
FFO per share basic	$1.91	$1.73	$5.68	$5.02
Weighted average shares outstanding - diluted	157,133	156,598	157,144	156,394
FFO per share diluted	$1.91	$1.73	$5.67	$5.01

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2022	December 31, 2021
Boston	91.4%	91.4%
Los Angeles	90.0%	88.8%
New York	86.9%	87.6%
San Francisco	87.3%	87.3%
Seattle	89.1%	90.9%
Washington, DC	88.1%	87.2%
Total Portfolio	88.9%	88.8%

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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